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                                                                   EXHIBIT 10.18


                              SEPARATION AGREEMENT

            This Agreement is made as of December 14, 2001 (the "Effective Date"), by and between Mark W. Lorimer (the "Executive") and Autobytel Inc. (the "Company").

            WHEREAS, the Executive has been employed by the Company or its predecessor companies or its or their subsidiaries or affiliates as its President and Chief Executive Officer, pursuant to an employment agreement by and between the Company and the Executive, dated July 1, 1998 and amended July 31, 1998 (the "Employment Agreement");

            WHEREAS, the Executive resigned from his position as President and Chief Executive Officer of the Company, a member of the Board of Directors of the Company (the "Board"), and from all other positions with the Company and its subsidiaries or affiliates effective December 5, 2001 (the "Resignation Date"); and

            WHEREAS, the Executive and the Company desire to set forth the terms of the Executive's separation from the Company.

            NOW THEREFORE, the parties hereto, intending to be legally bound, do hereby agree as follows:


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1.    Payments and Benefits to the Executive.

      a) Cash Payments. Subject to and conditioned upon the performance by the Executive of his obligations set forth in this Agreement, the Company agrees to pay the Executive an amount equal to $1,000,000, of which $666,667 shall be paid to the Executive on the Revocation Date (as defined in Section 14 hereof) and $333,333 shall be paid on the six month anniversary of the Effective Date.

      b)  Stock Options.

          (i) On the Effective Date, (A) 1,472 of the 2,943 options granted to the Executive pursuant to the option agreement dated as of December 12, 1997 between the Company and the Executive, (B) 8,468 of the 16,935 options granted to the Executive pursuant to the option agreement dated as of June 21, 1998 between the Company and the Executive, (C) 100,000 of the 200,000 options granted to the Executive pursuant to Section 1 of Schedule A to the Employment Agreement, (D) the 500,000 options granted to the Executive pursuant to Section 2 of Schedule A to the Employment Agreement and (E) 68,457 of the 136,914 options granted to the Executive pursuant to the

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                option agreement(s) dated as of February 15, 1999 between the
                Company and the Executive (collectively, the "Disposed Options") shall terminate and be of no further force or effect, notwithstanding anything to the contrary set forth in the agreements pursuant to which such options were granted.

          (ii) On the Effective Date, (A) the 333,333 options granted to the Executive pursuant to the option agreement dated as of October 23, 1996 between the Company and the Executive, (B) 1,471 of the 2,943 options granted to the Executive pursuant to the option agreement dated as of December 12, 1997 between the Company and the Executive, (C) 8,467 of the 16,935 options granted to the Executive pursuant to the option agreement dated as of June 21, 1998 between the Company and the Executive, (D) 100,000 of the 200,000 options granted to the Executive pursuant to Section 1 of Schedule A to the Employment Agreement, (E) 68,457 of the 136,914 options granted to the Executive pursuant to the option agreement dated as of February 15, 1999 between the Company and the Executive and (F) the 331,792 options granted to the Executive pursuant to the option agreement(s) dated as of February April 12, 2000 between the Company and


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                the Executive (collectively, the "Continuing Options") shall become vested and exercisable as of the Effective Date and shall remain exercisable by the Executive until the third anniversary of the Effective Date, notwithstanding anything to the contrary set forth in the agreements pursuant to which such options were granted. Except as specifically set forth in this Section 1(b)(ii), the Continuing Options shall continue to be governed by and subject to the terms of the applicable stock option plans and option agreements pursuant to which such options were granted.

          (iii) The parties acknowledge and agree that the Disposed Options and the Continuing Options comprise all of the options to acquire shares of common stock of the Company held by the Executive as of the date hereof.

      c) Health and Welfare Benefits. The Company shall continue to provide the Executive with health and welfare benefits no less favorable than those provided to him as of the Resignation Date, until the earlier of the second anniversary of Effective Date and the Executive obtaining employment providing substantially comparable benefits (determined on a benefit-by-benefit basis); provided, however that, notwithstanding anything in Section 17 below to the contrary, any


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          such benefit shall be offset by any amount received by the Executive under any plan or arrangement of a subsequent employer providing a similar type of benefit.

      d) Other Benefits and Perquisites. During the two year period immediately following the Effective Date, (i) the Company shall reimburse the Executive for the cost of internet connectivity through America Online or a DSL connection, (ii) the Company shall continue to reimburse the Executive for the cost of his health club membership (at a level no greater than that provided by the Company immediately prior to the Effective Date) and (iii) the Company shall continue to pay the Executive an automobile allowance equal to the automobile allowance in effect as of the Resignation Date. In addition, the Executive shall be entitled to retain one Compaq desktop computer and monitor and the printer previously provided to him by the Company. As soon as practicable following the Revocation Date, the Executive shall return to the Company all other computer equipment belonging to the Company, including, but not limited to, the Toshiba laptop computer and docking station and the router and switchbox.


      e)  Other. In addition to the foregoing,


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          (i)   the Executive acknowledges that he has received all salary payments, as well as accrued but unused vacation and all other amounts due him, through the Resignation Date and that no further salary or other compensation for services rendered is due to him; and

          (ii) the Executive acknowledges that the Company shall deduct all applicable withholding taxes from the amounts to be paid to the Executive under this Agreement.

2. Confidential Information. The Executive acknowledges that the Company's and its subsidiaries' and affiliates' trade secrets, information concerning products and services and their development, technical information, marketing and sales activities and procedures, promotion and pricing techniques and credit and financial data concerning the Company, its subsidiaries and affiliates and their customers (the "Proprietary Information") are valuable, special and unique assets of the Company and its subsidiaries and affiliates, access to and knowledge of which have been gained by virtue of the Executive's position and involvement with the Company and its subsidiaries and affiliates. Proprietary Information shall not include information which is or becomes generally available to the public other than as a result of unauthorized disclosure by the Executive. The Executive agrees that he will not disclose any of such Proprietary Information to any person or


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      other entity for any reason or purpose whatsoever, and that the Executive will not make use of any Proprietary Information for the benefit of any person or other entity other than the Company and its subsidiaries and affiliates, except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order him to divulge, disclose or make accessible such information, provided, however, that the Executive shall give the Company notice of any such request or demand for such information upon his receipt of same and the Executive shall reasonably cooperate with the Company in any application the Company may make seeking a protective order barring disclosure by the Executive.

3. Restrictive Covenants. The Company is engaged in the business of independent online automotive marketing services and information (the "Business") throughout the world. The Executive represents, warrants, acknowledges and agrees that (i) the market for the Business is extremely competitive and extends throughout the world and the Executive, through the Company, is among the limited number of people engaged in the Business; (ii) the Disposed Options are of significant economic value to the Company and the Executive; (iii) the restrictive covenants and other agreements contained herein are an essential part of this Agreement; (iv) the Executive


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      has been fully advised by, or has had the opportunity to be advised by, an attorney in connection with the negotiation, preparation, execution and delivery of this Agreement and the transactions contemplated by this Agreement; and (v) no reasonable person would engage in any of the transactions contemplated by this Agreement without the benefit of the restrictive covenants and the other agreements contained herein by the Executive. Accordingly, the Executive agrees to be bound by the restrictive covenants and the other agreements contained in this Agreement to the maximum extent permitted by law, it being the intent and spirit of the parties that the restrictive covenants and the other agreements contained herein shall be valid and enforceable in all respects, and, subject to the terms and conditions of this Agreement, mutually dependent upon the obligations of the Company to pay the Executive the consideration due the Executive under this Agreement.

      a) Noncompetition. During the period commencing with the Revocation Date (as defined in Section 14 hereof) and extending for one year thereafter (the "Restricted Period"), the Executive shall not in any city, town, county, parish or other municipality in any state of the United States where the Company or any of its subsidiaries, successors or assigns engages in the Business, directly or indirectly, (i) engage in the Business for the Executive's own account; (ii) enter


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          the employ of, or render any services to or for any entity that is engaged in the Business; or (iii) become interested in any such entity in any capacity, including as an individual, partner, shareholder, officer, director, employee, principal, agent, trustee or consultant; provided, however, the Executive may own, directly or indirectly, solely as a passive investment, securities of any entity traded on any national securities exchange or automated quotation system if the Executive, individually or in the aggregate, is not a controlling Person of, or a member of a group which controls, such entity and does not, directly or indirectly, "beneficially own" (as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), without regard to the 60 day period referred to in Rule 13d-3(d)(1)(i)) 2% or more of any class of securities of such entity.

      b) Noninterference. During the Restricted Period, the Executive shall not, directly or indirectly, (i) hire, solicit, induce, or attempt to solicit or induce any person known to the Executive to be an employee of the Company or any of its subsidiaries, successors or assigns, that is involved in the Business to terminate his or her employment or other relationship with the Company, its subsidiaries, successors or assigns for the purpose of associating with (A) any entity of which the Executive is or becomes an officer, director, partner, executive,


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          employee, principal, agent, or consultant or (B) any competitor of the
          Company or its subsidiaries, successors or assigns in the Business, or
          (ii) otherwise encourage any person to terminate his or her employment or other relationship with the Company or any of its subsidiaries, successors or assigns for any other purpose or no purpose.

4. Standstill Agreement. The Executive, on behalf of himself and his affiliates (as such term is defined in Rule 12b-2 under the Exchange Act), agrees that, for a period of 2 years from the Effective Date, he and his affiliates shall not, and shall cause any person or entity controlled by him or them not to: (i) in any manner acquire, agree to acquire or make any proposal to acquire ownership directly nor indirectly (including, but not limited to beneficial ownership as defined in Rule 13d-3 under the Exchange Act) of any voting securities or other equity interests in, debt securities, trade payables, or property of the Company or any rights or options to acquire such ownership except for the Continuing Options; (ii) solicit proxies or consents, directly or indirectly, or become a "participant" in any "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of the Company; (iii) with respect to any voting securities of the Company, (a) form, join or be part of any "group" (within the


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      meaning of Section 13(d)(3) of the Exchange Act); (iv) otherwise act, alone or in concert with others, to seek to control or influence the management or policies of the Company or the Board; or (v) advise, assist or encourage any other person in connection with any of the foregoing.

5. Rights and Remedies Upon Breach by the Executive. If the Executive breaches, or threatens to commit a breach of, any of the provisions of this Agreement, the Company, and its subsidiaries, successors or assigns shall have the following rights and remedies, each of which shall be independent of the others and severally enforceable, and each of which shall be in addition to, and not in lieu of, any other rights or remedies available to the Company, or its subsidiaries, successors or assigns at law or in equity under this Agreement, or otherwise:

      a) Specific Performance. The right and remedy to have each and every one of the covenants in this Agreement specifically enforced and the right and remedy to obtain injunctive relief, it being agreed that any breach or threatened breach of any of the restrictive covenants in this Agreement would cause irreparable injury to the Company and its subsidiaries, successors or assigns and that money damages would not provide an adequate remedy to the Company and its subsidiaries, successors or assigns.


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      b)  Accounting. The right to other appropriate equitable or monetary relief.

      c) Severability of Covenants. The Executive acknowledges and agrees that the restrictive covenants in this Agreement are reasonable and valid in geographic, temporal and subject matter scope and in all other respects, and do not impose limitations greater than are necessary to protect the goodwill, proprietary information, and other business interests of the Company and its subsidiaries, successors or assigns. If, however, any court of competent jurisdiction subsequently determines that any of the restrictive covenants, or any part thereof, is invalid or unenforceable, the remainder of the restrictive covenants shall not thereby be affected and shall be given full effect without regard to the invalid portions.

      d) Blue-Penciling. If any court of competent jurisdiction determines that any of the restrictive covenants, or any part thereof, is unenforceable because of the duration or scope of such provision, such court shall have the power to reduce the duration or scope of such provision, as the case may be, and, in its reduced form, such provision shall then be enforceable to the maximum extent permitted by applicable law.

      e) Enforceability in All Jurisdictions. The Executive intends to and hereby confers jurisdiction to enforce each and every one of the


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          covenants in this Agreement upon the courts of any jurisdiction within the geographic scope of such restrictive covenants. If the courts of any one or more of such jurisdictions hold the restrictive covenants unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Executive that such determination shall not bar or in any way affect the Company's, or any of its subsidiaries', successors' or assigns' right to the relief provided above in the courts of any other jurisdiction within the geographic scope of such restrictive covenants, as to breaches of such restrictive covenants in such other respective jurisdictions, such restrictive covenants as they relate to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

6. Cooperation. The Executive agrees to cooperate in the Company's handling or resolution of any matter in which the Executive was involved in the course of his employment, provided that such requests shall not be unduly burdensome. By way of example only, such obligation of cooperation may include furnishing information and assisting the Company in legal proceedings. Promptly following submission of a written statement by the Executive, the Company shall reimburse the Executive his reasonable out-of-pocket costs and other reasonable expenses incurred in connection with his


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      cooperation pursuant to this Section 6, including but not limited to reasonable attorney's fees.

7.    Releases

      a)  Release by the Executive.














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          (i)   The Executive on behalf of himself and his agents, assignees, attorneys, heirs and executors (the "Executive Releasors") agrees to and does hereby forever release the Company, any affiliated companies, and their past and present parents, subsidiaries, and present and former employees, officers, directors, shareholders, agents, successors and assigns of any of them (but, as to any such individuals, only in connection with or in relationship to their capacity as an employee, officer, director, shareholder, agent, successor or assignee of the Company, any affiliated companies, and their past and present parents and subsidiaries, successors and assignees and not in connection with or in relationship to their personal capacity unrelated to a referenced corporate entity; such individuals as described and such corporate entities collectively, the "Company Releasees") from all claims, demands, causes of action, controversies, agreements, promises and remedies, of any type which the Executive may have as of the date hereof, whether known or unknown, in connection with or in relationship to the Executive's capacity as an employee, officer or director of any of the Company Releasees, and the termination of any such capacity, other than


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                with respect to the rights expressly preserved herein (such released claims are collectively referred to herein as the "Released Executive Claims"). Without any limitation on the foregoing, the Released Executive Claims shall include any claims arising under the Age Discrimination in Employment Act ("ADEA"), Title VII of the Civil Rights Act, the Americans with Disabilities Act, the California Fair Employment and Housing Act, as amended, the California Labor Code and all other federal, state and local laws.

          (ii) In addition, the Executive, on behalf of himself and the Executive Releasors expressly waives all rights afforded by
                Section 1542 of the Civil Code of the State of California ("Section 1542") with respect to the Company Releasees. Section 1542 states as follows:

                      A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE
                CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM


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                MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

                Notwithstanding the provisions of Section 1542, and for the purpose of implementing a full and complete release, the Executive understands and agrees that this Release is intended to include and does include all claims, if any, which the Executive may have and which the Executive does not now know or suspect to exist in his favor against the Company Releasees, and this Release extinguishes those claims.

          (iii) Notwithstanding the foregoing, the Executive does not waive, and "Released Executive Claims" shall not include, any rights to which he may be entitled (A) to seek to enforce this Agreement or (B) to obtain contribution as permitted by law in the event of the entry of judgment against him as a result of any act or failure to act for which both the Executive and the Company are held to be jointly liable. The Executive shall have the right to indemnification, to the fullest extent permitted under applicable law, to the same extent as other senior executive officers and directors of the Company or its subsidiaries or affiliates are so entitled, in accordance with the


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                provisions of the Company's by-laws, certificate of
                incorporation or as otherwise provided under the laws of the state of Delaware, whichever provides the Executive with the broadest protections, and directors' and officers' liability insurance policies to the same extent as other senior executive officers and directors of the Company, and in the event such indemnification or liability insurance policy rights are subsequently enhanced, and relate to the period of time prior to the Resignation Date the Executive shall be entitled to the protection of such enhanced rights.

          (iv) The Executive, on behalf of himself and the Executive Releasors, promises never to file a lawsuit or arbitration asserting any Released Executive Claims against the Company Releasees. If the Executive files a lawsuit or arbitration against the Company Releasees based on the Released Executive Claims, he agrees to pay for all costs incurred by the Company Releasees, including reasonable attorney's fees, in defending against such claim.

      b)  Release by the Company.


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          (i)   The Company, on behalf of itself and any affiliated companies and their past and present parents and subsidiaries (the "Company Releasors"), agree to forever release the Executive and his family, estate, agents, attorneys, heirs, executors, successors and assigns (the "Executive Releasees") from any and all claims, demands, causes of action, controversies, agreements, promises and remedies, in connection with or in relationship to the Executive's capacity as an employee, officer or director of any of the Company Releasors which they may have as of the date hereof, whether known or unknown, including, without limitation, any rights to pursue such dispute(s) against the Executive Releasees (the "Released Company Claims") except for any claims, demands, causes of action, controversies, agreements, promises and remedies arising out of the Executive's intentional disclosure of, or direction to disclose, material non-public information and referred to in that certain letter listed on Exhibit A hereto, if any.

          (ii) The Company, on behalf of itself and the Company Releasors, promises never to file a law suit or arbitration against the Executive Releasees asserting any Released Company Claims.


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                If the Company files a lawsuit or arbitration against the
                Executive Releasees based on Released Company Claims, it will pay for all costs incurred by the Executive Releasees, including reasonable attorney's fees, in defending against such claims. Notwithstanding the foregoing, the Company does not waive, and "Released Company Claims" shall not include, any rights to which the Company may be entitled to seek to enforce this Agreement.

8.    Miscellaneous.

      a) Mutual Nondisparagement. The Executive shall not make any public statements, encourage others to make statements or release information intended to disparage or defame the Company, its subsidiaries or affiliates or their products or services or their officers, directors or managers. The Company, on behalf of itself and its subsidiaries and affiliates, shall not make any public statements, encourage others to make statements or release information intended to disparage or defame the Executive's reputation. Notwithstanding the foregoing, nothing in this Section 8(a) shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction.


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      b)  Resolution of Disputes. Any disputes or claims arising under or in connection with this Agreement, including, without limitation, any disputes arising under Sections 3 or 4 hereof, shall be resolved by binding arbitration, to be held in Orange County, California, in accordance with the Commercial Rules of the American Arbitration Association before a panel of three (3) arbitrators, one appointed by the Executive, one appointed by the Company, and the third appointed by mutual agreement of the arbitrators selected by the Executive and the Company. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. Each party shall bear its own counsels' fees in arbitration or litigation, and shall share equally the costs of arbitration; provided however the Company shall pay and be solely responsible for any attorneys' fees and expenses and court or arbitration costs incurred by the Executive as a result of a claim that the Company has breached or otherwise failed to perform this Agreement or any provision thereof to be performed by the Company if the Executive prevails in the contest in whole or in substantial part. Nothing herein shall prevent the Company from seeking equitable relief in court as provided for in Section 5 hereof.


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      c)  General. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of any similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware without regard to its conflicts of law principles. Except as otherwise expressly provided in this Agreement, including without limitation the provisions of Section 2 hereof, and except for disclosure by the Company to its legal, accounting and other advisors, it is the express intention of the parties hereto that this Agreement and the provisions hereof be treated as confidential and not disclosed in any public manner other than disclosure (i) that is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the


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          Company or by any administrative or legislative body (including a committee thereof) with jurisdiction to order that such information be divulged, disclosed or made accessible; provided, however, that the Executive shall give the Company notice of any such request or demand for such information upon his receipt of same and the Executive shall reasonably cooperate with the Company in any application the Company may make seeking a protective order barring disclosure by the Executive; (ii) that is made to the Executive's legal counsel or personal financial advisor and is reasonably necessary in connection with the Executive's consideration of the terms of this Agreement or the Executive's personal financial dealings, or (iii) that is made to a member of the Executive's immediate family; provided, however, that with respect to subsections (ii) and (iii) of this Section 8(c), any person to whom the Executive discloses such information has agreed in advance to maintain the confidentiality of such information consistent with the terms of this Agreement.

      d) Beneficiaries. This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be


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          payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

9. Validity. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

10. Notices. Notices, demands and all other communications provided for in this Agreement shall be in writing and shall be sent by messenger, overnight courier, certified or registered mail, postage prepaid and return receipt requested or by facsimile transmission to the parties at their respective addresses and fax numbers set forth below or to such other address or fax number as to which notice is given.

      If to the Executive:          Mark W. Lorimer
                                    2624 Calle Onice
                                    San Clemente, CA 92673


                                    If to the Company:
                                    Autobytel Inc.
                                    18872 MacArthur Boulevard
                                    Irvine, CA 92612



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

                                    Attention:  General Counsel

                                    Fax: (949) 862-1323

               Notices, demands and other communications shall be deemed given on delivery thereof or, in the case of facsimile transmission, upon receipt of successful transmission from the transmitting facsimile machine.

11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

12. Entire Agreement; Effect on Employment Agreement. This Agreement sets forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations (including that certain letter from the Executive to the Company dated as of December 13,
      2001) or warranties, whether oral or written, by either party or by any officer, employee or representative of either party hereto. Without limiting the generality of the foregoing, as of the Effective Date, the Employment Agreement shall become null and void and of no further force, except that Section 7 thereof shall remain in full force and effect until the second anniversary of the Effective Date.


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

13. Legal Fees. The Company shall reimburse the Executive for his legal fees and expenses in the amount of $25,000 incurred in connection with the preparation and negotiation of this Agreement.

14. Review and Revocation. The Executive acknowledges that the Company has advised him to consult with an attorney of his choosing prior to signing this Agreement. The Executive understands and agrees that he has the right and has been given the opportunity to review this Agreement and, specifically, the release in Section 7 hereof, with an attorney of his choice. The Executive also understands and agrees that he has entered into this Agreement freely and voluntarily. The Executive has twenty-one (21) days to consider the release of his rights under ADEA, although he may sign this Agreement sooner if he so desires. Furthermore, once the Executive has signed this Agreement, he has seven (7) additional days from the date he signs it to revoke his consent to the release of his rights under ADEA. The Executive's release of his rights under ADEA will not become effective until seven (7) days after the date he has signed this Agreement (the day immediately following the expiration of such 7-day period being referred to herein as the "Revocation Date") and the payments and obligations of the Company set forth in this Agreement shall not become due unless and until the period for such revocation has expired with no such revocation by the Executive having occurred.


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

15. No Admission of Wrongdoing. The Company's offer to the Executive of this Agreement and the payments and benefits set forth herein is not intended to, and shall not be construed as, an admission of liability by the Company or of any improper conduct on the Company's part, all of which the Company specifically denies.

16. Representations of the Company. The Company represents and warrants to the Executive that the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized on behalf of the Company and that all corporate action required to be taken by the Company for the execution, delivery and performance of this Agreement including, without limitation, the performance of Section 1(b) hereof, has been or promptly will be duly and effectively taken. The Company acknowledges that the Executive has relied upon such representations and warranties in entering into this Agreement.

17. No Mitigation or Offsets. The Executive shall not be required to seek other employment or to reduce or otherwise mitigate any severance amount or benefit payable to him under this Agreement and, except as expressly provided in Section 1(c) above, no severance amount or benefit shall be reduced on account of any compensation received by the Executive from other employment. The Company's obligation to pay severance amounts and


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

      benefits under this Agreement shall not be reduced by any amount owed by the Executive to the Company.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date set forth above.

                                                Autobytel Inc.




/s/ Mark W. Lorimer                 By:/s/  Ariel Amir
-------------------------------       ------------------------------
Mark W. Lorimer                     Executive Vice President and General Counsel













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